Exhibit 1.01

LivaNova PLC Conflict Minerals Report
For the Year Ended December 31, 2025

This Conflict Minerals Report (this “Report”) of LivaNova PLC has been prepared for the reporting period from January 1, 2025 to December 31, 2025, pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). The Act defines conflict minerals as cassiterite, columbite-tantalite (coltan), gold, wolframite or their derivatives, tin, tantalum, and tungsten (together, the “3TGs”). The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola. The Rule imposes certain reporting requirements on SEC registrants who manufacture or contract to manufacture products that include 3TGs if such 3TGs are necessary to the functionality or production of the products.
1. Company Overview
This Report has been prepared by the management of LivaNova PLC (the “Company” or “LivaNova”). It does not include the activities of variable interest entities that are not required to be consolidated.
This Report reports the reasonable country of origin inquiry (“RCOI”) and subsequent due diligence measures that were used to determine whether any of LivaNova’s product offerings distributed in the year ended December 31, 2025 contain any of the necessary 3TGs that originate from the Covered Countries or came from recycled or scrap sources.
In fiscal year 2025, LivaNova operated as two reportable segments:
•Cardiopulmonary: The Company’s Cardiopulmonary segment is engaged in the design, development, manufacture, marketing, and sale of cardiopulmonary products including oxygenators, heart-lung machines, autotransfusion systems, perfusion tubing systems, cannulae, and other related accessories.
•Neuromodulation: The Company’s Neuromodulation segment is engaged in the design, development, manufacture, marketing, and sale of products that deliver neuromodulation therapy for treating drug-resistant epilepsy and difficult-to-treat depression. This segment also includes the design and development of neurostimulation devices for treating obstructive sleep apnea.
LivaNova’s broad and complex product offerings may contain 3TGs within the following components:
•Tantalum, used in capacitors;
•Tin, used in electrical components, printed circuit board assembly, hardware, and equipment;
•Tungsten, used in coatings, alloys, heating elements, and electrodes; and
•Gold, used in circuit boards, electrodes, coatings, and electronic components.
Additional information relating to LivaNova is available at www.livanova.com. Information on the Company’s website is not incorporated by reference into this Report.
2. General Policy and Team
LivaNova is committed to responsible sourcing practices and supports the objectives of Section 1502 of the Dodd-Frank Act. The Company expects suppliers to support its conflict minerals compliance efforts and to source materials responsibly. Suppliers are expected to comply with LivaNova’s Third Party Code of Conduct, in addition to all applicable laws, regulations, and industry standards.
Oversight of the sustainability-related matters is through the Nominating and Corporate Governance Committee of the Board of Directors. Oversight of the Company’s conflict minerals program is provided by a cross-functional management team that includes representatives from legal, sustainability, supply chain, sourcing, and operations functions.
3. Reasonable Country of Origin Inquiry
LivaNova collaborated with a third-party supply chain sustainability management service provider to develop its conflict minerals process.

The process included:
•determining which of the Company’s products distributed in 2025 potentially contain 3TGs necessary to the functionality or production of such products;
•identifying suppliers or contract manufacturers that provide LivaNova components, subassemblies, or finished products that may contain necessary 3TGs within these commercially distributed products (i.e., in-scope suppliers);
•conducting a good faith RCOI designed to determine whether any necessary 3TGs contained in the Company’s products originated in Covered Countries or came from recycled or scrap sources; and
•completing and tracking communications with potential in-scope suppliers which included asking them to provide data on the sources of origin of the necessary 3TGs identified in LivaNova’s supply chain by completing a valid Conflict Minerals Reporting Template (CMRT) version 6.5, verifying the data provided was complete, following up with the supplier if discrepancies were identified, and compiling the final results for review by LivaNova.
LivaNova does not purchase minerals directly from mines, smelters, or refiners (“SORs”) and therefore must rely on the Company’s suppliers to provide information on the origin of the minerals contained in components and materials supplied to the Company or products manufactured for the Company.
During the supplier survey, 255 suppliers were contacted via the supplier management platform. In addition to validating, assessing, and managing suppliers, the platform also provides functionality that meets the Organization for Economic Co-Operation and Development (“OECD”) Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. The metrics provided in this Report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.
The survey also contained training and education to guide suppliers on best practices and the use of the CMRT. The Company’s external partner monitored and tracked all communications. LivaNova directly contacted suppliers who were unresponsive to repeated communication attempts during the diligence process and requested that these suppliers complete the CMRT and submit the requested documentation.
All submitted forms are accepted and classified as valid or invalid so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help. Since some suppliers may remain unresponsive to feedback, LivaNova tracks program gaps to account for future improvement opportunities.
As of May 11, 2026, there were 255 suppliers in scope of the conflict minerals program. Of those 255 suppliers in scope, 213 suppliers returned a CMRT. LivaNova’s total response rate for this reporting year was 83.5%.
Based on the Company’s RCOI, LivaNova has reason to believe that some of the necessary 3TGs in the Company’s products may have originated in the Covered Countries and did not come from recycled or scrap sources. Accordingly, LivaNova conducted additional due diligence as described below.
4. Design of Due Diligence
LivaNova designed its due diligence process to conform, in all material respects, with the framework in the OECD Guidance and the related supplements.
Because LivaNova is a downstream purchaser and does not directly source from smelters or refiners, due diligence requires LivaNova to rely on data provided by direct suppliers and third-party audit programs. As a result, there is a risk that supplier-provided information may be incomplete or inaccurate. However, through continued outreach and process validation, in collaboration with the Company’s external partner, LivaNova believes that the Company’s process aligns with industry standards and market expectations for downstream companies’ due diligence.
a. Establish Strong Company Management and Control Systems
i. Internal Team
LivaNova has established a management team responsible for the conflict minerals program, comprised of subject matter experts from relevant functions such as supply chain, sourcing, operations, and legal. In 2025, this team was overseen by the Vice President of Neuromodulation Operations.
ii. Control Systems and Company Policies
LivaNova’s controls include, but are not limited to, the Company’s Code of Ethics and Business Conduct which outlines certain expected behaviors for all employees. In addition, LivaNova’s Third Party Code of Conduct, which is published externally (in multiple languages) as well as within the Company’s purchase order terms and conditions, defines the standards that the Company requires of all LivaNova Third Parties to comply with when doing business with us, in addition to all applicable laws, regulations, and industry standards.
Compliance with LivaNova’s Third Party Code of Conduct informs an important part of LivaNova’s Third Party selection and evaluation. LivaNova requires Third Parties to meet the Company’s requirements and to pass on these requirements to their respective supply chains. If an audit conducted by or on behalf of LivaNova reveals non-alignment with the Company’s Third Party Code of Conduct, LivaNova has the right to take corrective measures that, in the event of significant non-compliance, may also include immediate termination of the business relationship.
In addition, LivaNova relies on the Company’s direct in-scope suppliers to provide information on the origin of the necessary 3TGs contained in components and materials supplied to us, including sources of necessary 3TGs that are supplied to them from lower tier suppliers. LivaNova’s General Terms and Conditions for the Purchase of Products and Services included with the Company’s purchase orders specify that, in order to conduct business with LivaNova, a supplier may be required to complete a questionnaire designed to identify the potential presence of 3TGs in any products it sells to LivaNova, and if necessary, perform appropriate due diligence.
iii. Supplier Engagement
As LivaNova does not have a direct relationship with 3TGs SORs, the Company is engaged and actively cooperates with other manufacturers in the Company’s industry and other sectors. The Company relies primarily on the Company’s Tier 1 direct suppliers to provide information on the origin of the necessary 3TGs contained in components and materials supplied to us, including sources of necessary 3TGs that are supplied to them from lower tier suppliers.
The Company engages with suppliers directly to request a valid CMRT for the products that they supply to LivaNova. With respect to the OECD requirement to strengthen engagement with suppliers, LivaNova has developed an internal process that includes steps of supplier engagement escalation such as in-person meetings and corrective actions.
iv. Grievance Mechanism
LivaNova proactively promotes ethical behavior and encourages its stakeholders to Speak Up and report violations of laws, regulations, and/or the Company’s policies and procedures, including the Company’s Code of Ethics and Business Conduct and the Company’s Third Party Code of Conduct. While LivaNova encourages employees to raise issues with their managers, the Company also maintains an Ethics Helpline where concerns can be reported confidentially and anonymously. All reports received are triaged to ensure timely and effective follow up.
v. Records Maintenance
LivaNova has retained relevant documentation from the Company’s RCOI and due diligence process. Through the Company’s external partner, a document retention policy to retain conflict minerals related documents for up to five years, including supplier responses to CMRTs and the sources identified within each reporting period, exists.
b. Identify and Assess Risk in LivaNova’s Supply Chain
The platform provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this Report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform. Risks associated with supplier CMRT content are identified automatically in the platform based on criteria established for supplier responses. These risks are addressed by the Company’s external partner and members of the internal conflict minerals team, who contact the supplier, gather pertinent data, and perform an assessment of the supplier’s conflict minerals status.
Risks at the supplier level may include non-responsive suppliers or incomplete CMRTs. In cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, LivaNova is unable to determine if all of the specified smelters/refiners were used for 3TGs in the components or products supplied.
The Company’s external partner supplier risk assessment (flagging suppliers’ risk as high, medium, or low) identifies problematic suppliers in a company’s supply chain. The risk assessment is derived from the smelter validation process, which establishes risk at the smelter level via an analysis that considers multiple conflict minerals factors.
Risks were identified by assessing the due diligence practices and status of SORs identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. The Company’s external partner smelter validation program compared listed facilities against the list of smelters/refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TG processing facility that was operational during the 2025 calendar year.

The Company’s external partner determined if the smelter or refiner had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). LivaNova does not have a direct relationship with SORs and does not perform direct audits of these entities within its supply chain. SORs that are conformant to RMAP audit standards are considered to have their sourcing validated as “conflict free or responsibly sourced”. In cases where the SORs’ due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. SORs are then assessed for the potential for sourcing risk.
Risk mitigation activities are initiated whenever a supplier’s CMRT reported facilities of concern. Through the Company’s external partner, suppliers with submissions that included any SORs of concern were immediately provided with feedback instructing the flagged supplier to conduct its own independent risk mitigation actions. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these SORs of concern from the supply chain. In addition, suppliers are guided to educational materials regarding mitigating the risks identified through the data collection process.
c. Design and Implement a Strategy to Respond to Risks
LivaNova developed processes to assess and respond to the risks identified in the supply chain. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and LivaNova’s expectations. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, LivaNova assesses if replacement of such supplier is feasible.
d. Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
LivaNova does not have a direct relationship with SORs of 3TGs and as a result, LivaNova does not perform direct audits of these entities in its supply chain. LivaNova relies on the efforts of the industry associations that administer independent third-party SOR audit programs and encourages suppliers with more direct relationships with SORs to participate in comparable due diligence validation activities. The Company’s external partner also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facility’s sourcing practices on behalf of its compliance partners.
e. Report on Supply Chain Due Diligence
This Conflict Minerals Report is being filed with the SEC as an exhibit to LivaNova’s Specialized Disclosure Report on Form SD and is available on the Company’s website at https://investor.livanova.com/financial-information/sec-filings.
LivaNova has also considered the applicability of the European Union Conflict Minerals Regulation to its conflict minerals program and keeps this under review. The Company continues to expand efforts to increase transparency through the Company’s data collection process and risk evaluation, as well as for disclosure by way of public reporting tools.
5. Due Diligence Results
During the Company’s due diligence efforts, members of the Company’s external partner and/or members of the LivaNova supply chain team made several follow-up inquiries to each “non-responsive” supplier who did not respond to the Company’s initial survey, by phone or email. The Company’s external partner reviewed the responses received against criteria developed to determine which required further engagement with the Company’s suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. The Company’s external partner worked directly with those suppliers to provide revised responses.
The majority of the responses received provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a part number that the supplier supplies to LivaNova or at a level unable to specify the exact SORs used for components supplied. The Company was therefore unable to determine whether any of the necessary 3TGs that these suppliers reported were contained in components or parts supplied directly to the Company.
Based on the responses received, for all responses that indicated a SOR, the Company’s external partner compared the facilities listed to the list of SORs maintained by the RMI. If a supplier indicated that the facility was certified as “Conflict-Free,” the Company’s external partner confirmed that the name was listed by RMI as RMAP Conformant. As of May 11, 2026, LivaNova’s consolidated list included 520 potential SORs in which 370 were validated as being true SORs, and the Company is working to validate the additional SOR entries from the submitted CMRTs. Appendix A lists all validated smelters and refiners that the suppliers the Company surveyed reported as being in their supply chains. LivaNova has not listed any smelters or refiners that the Company has not been able to validate in Appendix A. Appendix B includes an aggregated list of the potential countries of origin from which the reported SORs collectively source 3TGs, based on information provided through the CMRT data collection process, from direct smelter outreach, and the RMAP. It is understood that many responses may provide more data than can be directly linked to LivaNova products, and therefore, Appendices A and B may contain more SORs and/or countries than those that the necessary 3TGs in the Company’s products are being sourced from.
Based on the smelter lists provided by suppliers via the CMRTs and publicly available information, LivaNova has identified 520 SORs. Out of 520 potential SORs:

•44% of SORs are conformant per the RMAP audit;
•29% of SORs are not smelters as confirmed by the RMAP database;
•12% of SORs confirmed that they do not originate from the DRC;
•9% of SORs are non-conformant as per the RMAP audit;
•5% of SORs are from the DRC and could not verify the RMAP audit status; and
•1% of SORs are active and committed to undergoing an RMAP audit.

Efforts to Determine Mine or Location of Origin: By requesting that the Company’s suppliers complete the CMRT, and, as the program progresses, requiring full completion of all necessary smelter identification information, which will enable the validation and disclosure of the SORs as well as the tracing of the 3TGs to their location of origin, LivaNova has determined that seeking information about 3TGs SORs in the Company’s supply chain represents the most reasonable effort the Company can make to determine the mines or locations of origin of the necessary 3TGs in the Company’s supply chain.
6. Planned Process Improvements to Mitigate Risks
LivaNova intends to take the following steps to improve the Company’s conflict minerals program:
•Continue to track and add new suppliers who provide components containing necessary 3TGs to the conflict minerals program;
•Continue to engage with suppliers who reported that their supply chains may source 3TGs from high-risk smelters to encourage awareness and influence change;
•Engage with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses;
•Continue to consider the applicability of the European Union Conflict Minerals Regulation within the Company’s conflict minerals program and when applicable to LivaNova, comply with the relevant requirements; and
•Continue to evaluate the Company’s conflict minerals program and, if necessary, implement relevant updates, e.g., if cobalt becomes a mandatory regulation compliance requirement.
7. Additional Cautionary Statements
Certain statements made in this Report are forward looking within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such statements are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from any expected future events or results referred to in the forward-looking statements. Unless otherwise required by applicable laws, regulations, or accounting standards, LivaNova does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. Nothing in this Report should be regarded as a profit forecast.
LivaNova’s RCOI and due diligence measures have endeavored to overcome the unavoidable limitations inherent in collecting information about the origins and chain of custody of the conflict minerals used in its products as a downstream purchaser operating within a complex international electronics supply chain. As such, LivaNova relies on its suppliers for the ultimate veracity of information they provide about smelters or refiners, as LivaNova does not have any direct contractual relationship with or power of control over such smelters or refiners. In addition, although LivaNova requested information at a product level, many suppliers returned information at a company or division level. Such suppliers were therefore unable to specify the smelters or refiners used for components supplied directly to LivaNova, and therefore the Appendices may contain more SORs and/or countries than those directly relevant to LivaNova’s products.

Appendix A: 2025 Smelter or Refiner (SOR) List

The following smelters and refiners were reported by LivaNova’s suppliers as being in their supply chains. Only those validated as SORs by definition of RMI (Responsible Minerals Initiative) are provided. The validation process involves cross-referencing incoming data from the Company’s suppliers with the Company’s external party database, as well as the latest publicly available RMI smelter data.

Metal	Smelter Name	Smelter Location	Smelter ID
GOLD	8853 S.p.A.	ITALY	CID002763
GOLD	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
GOLD	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
GOLD	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
GOLD	African Gold Refinery	UGANDA	CID003185
GOLD	Agosi AG	GERMANY	CID000035
GOLD	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
GOLD	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
GOLD	Albino Mountinho Lda.	PORTUGAL	CID002760
GOLD	Alexy Metals	UNITED STATES OF AMERICA	CID003500
GOLD	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
GOLD	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
GOLD	Argor-Heraeus S.A.	SWITZERLAND	CID000077
GOLD	ASAHI METALFINE, Inc.	JAPAN	CID000082
GOLD	Asahi Refining Canada Ltd.	CANADA	CID000924
GOLD	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
GOLD	Asaka Riken Co., Ltd.	JAPAN	CID000090
GOLD	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
GOLD	Attero Recycling Pvt Ltd	INDIA	CID004697
GOLD	AU Traders and Refiners	SOUTH AFRICA	CID002850
GOLD	Augmont Enterprises Private Limited	INDIA	CID003461
GOLD	Aurubis AG	GERMANY	CID000113
GOLD	Bangalore Refinery	INDIA	CID002863
GOLD	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
GOLD	Boliden Ronnskar	SWEDEN	CID000157
GOLD	C. Hafner GmbH + Co. KG	GERMANY	CID000176
GOLD	Caridad	MEXICO	CID000180
GOLD	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
GOLD	Cendres + Metaux S.A.	SWITZERLAND	CID000189
GOLD	CGR Metalloys Pvt Ltd.	INDIA	CID003382
GOLD	Chimet S.p.A.	ITALY	CID000233
GOLD	Chugai Mining	JAPAN	CID000264
GOLD	Coimpa Industrial LTDA	BRAZIL	CID004010
GOLD	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
GOLD	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
GOLD	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
GOLD	Dongwu Gold Group	CHINA	CID003663
GOLD	Dowa	JAPAN	CID000401

Metal	Smelter Name	Smelter Location	Smelter ID
GOLD	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
GOLD	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
GOLD	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
GOLD	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
GOLD	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755
GOLD	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
GOLD	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
GOLD	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
GOLD	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
GOLD	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
GOLD	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
GOLD	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
GOLD	Gasabo Gold Refinery Ltd	RWANDA	CID005006
GOLD	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506
GOLD	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
GOLD	Gold by Gold Colombia	COLOMBIA	CID003641
GOLD	Gold Coast Refinery	GHANA	CID003186
GOLD	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
GOLD	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
GOLD	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
GOLD	Heimerle + Meule GmbH	GERMANY	CID000694
GOLD	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
GOLD	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
GOLD	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
GOLD	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
GOLD	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
GOLD	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA	CID004604
GOLD	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714
GOLD	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA	CID004610
GOLD	Inca One (Chala One Plant)	PERU	CID004704
GOLD	Inca One (Koricancha Plant)	PERU	CID004705
GOLD	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
GOLD	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
GOLD	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
GOLD	Istanbul Gold Refinery	TURKEY	CID000814
GOLD	Italpreziosi	ITALY	CID002765
GOLD	JALAN & Company	INDIA	CID002893
GOLD	Japan Mint	JAPAN	CID000823

Metal	Smelter Name	Smelter Location	Smelter ID
GOLD	Jiangxi Copper Co., Ltd.	CHINA	CID000855
GOLD	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
GOLD	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
GOLD	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
GOLD	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
GOLD	K.A. Rasmussen	NORWAY	CID003497
GOLD	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
GOLD	Kazzinc	KAZAKHSTAN	CID000957
GOLD	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
GOLD	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
GOLD	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
GOLD	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
GOLD	KP Sanghvi International	INDIA	CID004433
GOLD	Kundan Care Products Ltd.	INDIA	CID003463
GOLD	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
GOLD	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
GOLD	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
GOLD	Lingbao Gold Co., Ltd.	CHINA	CID001056
GOLD	L'Orfebre S.A.	ANDORRA	CID002762
GOLD	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
GOLD	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
GOLD	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
GOLD	Marsam Metals	BRAZIL	CID002606
GOLD	Materion	UNITED STATES OF AMERICA	CID001113
GOLD	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
GOLD	MD Overseas	INDIA	CID003548
GOLD	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
GOLD	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
GOLD	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
GOLD	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
GOLD	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
GOLD	Metalor Technologies S.A.	SWITZERLAND	CID001153
GOLD	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
GOLD	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
GOLD	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	CID005014
GOLD	Mitsubishi Materials Corporation	JAPAN	CID001188
GOLD	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
GOLD	MKS PAMP SA	SWITZERLAND	CID001352
GOLD	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
GOLD	Modeltech Sdn Bhd	MALAYSIA	CID002857
GOLD	Morris and Watson	NEW ZEALAND	CID002282
GOLD	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
GOLD	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Metal	Smelter Name	Smelter Location	Smelter ID
GOLD	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
GOLD	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
GOLD	Nihon Material Co., Ltd.	JAPAN	CID001259
GOLD	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	CID003690
GOLD	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
GOLD	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
GOLD	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
GOLD	Pease & Curren	UNITED STATES OF AMERICA	CID002872
GOLD	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
GOLD	Planta Recuperadora de Metales SpA	CHILE	CID002919
GOLD	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
GOLD	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
GOLD	PX Precinox S.A.	SWITZERLAND	CID001498
GOLD	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
GOLD	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
GOLD	REMONDIS PMR B.V.	NETHERLANDS	CID002582
GOLD	Royal Canadian Mint	CANADA	CID001534
GOLD	SAAMP	FRANCE	CID002761
GOLD	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
GOLD	Safimet S.p.A	ITALY	CID002973
GOLD	SAFINA A.S.	CZECHIA	CID002290
GOLD	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666
GOLD	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
GOLD	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
GOLD	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
GOLD	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
GOLD	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
GOLD	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
GOLD	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
GOLD	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
GOLD	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	CID004435
GOLD	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
GOLD	Shirpur Gold Refinery Ltd.	INDIA	CID002588
GOLD	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
GOLD	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
GOLD	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
GOLD	Sovereign Metals	INDIA	CID003383

Metal	Smelter Name	Smelter Location	Smelter ID
GOLD	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
GOLD	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
GOLD	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
GOLD	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
GOLD	T.C.A S.p.A	ITALY	CID002580
GOLD	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
GOLD	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	CID004491
GOLD	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
GOLD	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
GOLD	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
GOLD	Torecom	KOREA, REPUBLIC OF	CID001955
GOLD	Umicore Precious Metals Thailand	THAILAND	CID002314
GOLD	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
GOLD	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
GOLD	Valcambi S.A.	SWITZERLAND	CID002003
GOLD	WEEEREFINING	FRANCE	CID003615
GOLD	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
GOLD	WIELAND Edelmetalle GmbH	GERMANY	CID002778
GOLD	Yamakin Co., Ltd.	JAPAN	CID002100
GOLD	Yokohama Metal Co., Ltd.	JAPAN	CID002129
GOLD	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
GOLD	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
TANTALUM	5D Production OU	ESTONIA	CID003926
TANTALUM	AMG Brasil	BRAZIL	CID001076
TANTALUM	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002705
TANTALUM	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
TANTALUM	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	CID004431
TANTALUM	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
TANTALUM	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
TANTALUM	F&X Electro-Materials Ltd.	CHINA	CID000460
TANTALUM	FIR Metals & Resource Ltd.	CHINA	CID002505
TANTALUM	Global Advanced Metals Aizu	JAPAN	CID002558
TANTALUM	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
TANTALUM	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
TANTALUM	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
TANTALUM	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
TANTALUM	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
TANTALUM	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813
TANTALUM	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Metal	Smelter Name	Smelter Location	Smelter ID
TANTALUM	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
TANTALUM	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
TANTALUM	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
TANTALUM	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
TANTALUM	KEMET de Mexico	MEXICO	CID002539
TANTALUM	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
TANTALUM	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
TANTALUM	Mineracao Taboca S.A.	BRAZIL	CID001175
TANTALUM	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
TANTALUM	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
TANTALUM	NPM Silmet AS	ESTONIA	CID001200
TANTALUM	Plansee SE Reutte	AUSTRIA	CID002556
TANTALUM	PowerX Ltd.	RWANDA	CID004054
TANTALUM	QuantumClean	UNITED STATES OF AMERICA	CID001508
TANTALUM	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
TANTALUM	RFH Metals & Chemicals Co., Ltd.	CHINA	CID003159
TANTALUM	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
TANTALUM	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
TANTALUM	Taki Chemical Co., Ltd.	JAPAN	CID001869
TANTALUM	TANIOBIS Co., Ltd.	THAILAND	CID002544
TANTALUM	TANIOBIS GmbH	GERMANY	CID002545
TANTALUM	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
TANTALUM	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
TANTALUM	Telex Metals	UNITED STATES OF AMERICA	CID001891
TANTALUM	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
TANTALUM	ULVAC Inc.	JAPAN	CID002861
TANTALUM	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	CID003498
TANTALUM	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
TANTALUM	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	CID003973
TANTALUM	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
TANTALUM	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
TANTALUM	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
TIN	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292
TIN	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
TIN	Aurubis Beerse	BELGIUM	CID002773
TIN	Aurubis Berango	SPAIN	CID002774
TIN	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
TIN	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
TIN	China Tin Group Co., Ltd.	CHINA	CID001070

Metal	Smelter Name	Smelter Location	Smelter ID
TIN	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
TIN	CRM Synergies	SPAIN	CID003524
TIN	CV Ayi Jaya	INDONESIA	CID002570
TIN	CV Venus Inti Perkasa	INDONESIA	CID002455
TIN	Dongguan Best Alloys Co., Ltd.	CHINA	CID000377
TIN	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
TIN	Dowa	JAPAN	CID000402
TIN	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
TIN	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
TIN	Estanho de Rondonia S.A.	BRAZIL	CID000448
TIN	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
TIN	Feinhutte Halsbrucke GmbH	GERMANY	CID000466
TIN	Fenix Metals	POLAND	CID000468
TIN	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
TIN	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
TIN	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
TIN	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
TIN	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
TIN	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
TIN	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
TIN	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
TIN	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM	CID000835
TIN	Jiangxi Nanshan	CHINA	CID001231
TIN	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	CID004796
TIN	Luna Smelter, Ltd.	RWANDA	CID003387
TIN	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
TIN	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
TIN	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
TIN	Melt Metais e Ligas S.A.	BRAZIL	CID002500
TIN	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
TIN	Mineracao Taboca S.A.	BRAZIL	CID001173
TIN	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
TIN	Minsur	PERU	CID001182
TIN	Mitsubishi Materials Corporation	JAPAN	CID001191
TIN	Modeltech Sdn Bhd	MALAYSIA	CID002858
TIN	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
TIN	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
TIN	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
TIN	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
TIN	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Metal	Smelter Name	Smelter Location	Smelter ID
TIN	P Kay Metal, Inc	UNITED STATES OF AMERICA	CID005189
TIN	Precious Minerals and Smelting Limited	INDIA	CID003409
TIN	PT Aries Kencana Sejahtera	INDONESIA	CID000309
TIN	PT Arsed Indonesia	INDONESIA	CID005067
TIN	PT Artha Cipta Langgeng	INDONESIA	CID001399
TIN	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
TIN	PT Bangka Prima Tin	INDONESIA	CID002776
TIN	PT Cipta Persada Mulia	INDONESIA	CID002696
TIN	PT Masbro Alam Stania	INDONESIA	CID003380
TIN	PT Mitra Graha Raya	INDONESIA	CID004685
TIN	PT Mitra Stania Prima	INDONESIA	CID001453
TIN	PT Mitra Sukses Globalindo	INDONESIA	CID003449
TIN	PT Premium Tin Indonesia	INDONESIA	CID000313
TIN	PT Prima Timah Utama	INDONESIA	CID001458
TIN	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
TIN	PT Rajehan Ariq	INDONESIA	CID002593
TIN	PT Refined Bangka Tin	INDONESIA	CID001460
TIN	PT Sariwiguna Binasentosa	INDONESIA	CID001463
TIN	PT Stanindo Inti Perkasa	INDONESIA	CID001468
TIN	PT Timah Tbk Kundur	INDONESIA	CID001477
TIN	PT Timah Tbk Mentok	INDONESIA	CID001482
TIN	PT Tinindo Inter Nusa	INDONESIA	CID001490
TIN	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
TIN	Rian Resources SDN. BHD.	MALAYSIA	CID003581
TIN	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692
TIN	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
TIN	Soft Metais Ltda.	BRAZIL	CID001758
TIN	Super Ligas	BRAZIL	CID002756
TIN	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403
TIN	Thaisarco	THAILAND	CID001898
TIN	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
TIN	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
TIN	TRATHO Metal Quimica	BRAZIL	CID003474
TIN	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
TIN	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
TIN	Woodcross Smelting Company Limited	UGANDA	CID004724
TIN	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
TIN	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
TUNGSTEN	A.L.M.T. Corp.	JAPAN	CID000004
TUNGSTEN	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427

Metal	Smelter Name	Smelter Location	Smelter ID
TUNGSTEN	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
TUNGSTEN	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002704
TUNGSTEN	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
TUNGSTEN	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
TUNGSTEN	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
TUNGSTEN	Cronimet Brasil Ltda	BRAZIL	CID003468
TUNGSTEN	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
TUNGSTEN	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
TUNGSTEN	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
TUNGSTEN	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	CID003580
TUNGSTEN	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
TUNGSTEN	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
TUNGSTEN	H.C. Starck Tungsten GmbH	GERMANY	CID002541
TUNGSTEN	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
TUNGSTEN	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
TUNGSTEN	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
TUNGSTEN	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
TUNGSTEN	Japan New Metals Co., Ltd.	JAPAN	CID000825
TUNGSTEN	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
TUNGSTEN	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
TUNGSTEN	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
TUNGSTEN	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
TUNGSTEN	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
TUNGSTEN	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
TUNGSTEN	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID005012
TUNGSTEN	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
TUNGSTEN	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	CID004619
TUNGSTEN	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
TUNGSTEN	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
TUNGSTEN	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
TUNGSTEN	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397
TUNGSTEN	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
TUNGSTEN	Masan High-Tech Materials	VIET NAM	CID002543
TUNGSTEN	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
TUNGSTEN	Nam Viet Cromit Joint Stock Company	VIET NAM	CID004034
TUNGSTEN	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
TUNGSTEN	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
TUNGSTEN	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614
TUNGSTEN	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612

Metal	Smelter Name	Smelter Location	Smelter ID
TUNGSTEN	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	CID004797
TUNGSTEN	Philippine Carreytech Metal Corp.	PHILIPPINES	CID004438
TUNGSTEN	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
TUNGSTEN	Plansee Composite Materials GmbH	GERMANY	CID004068
TUNGSTEN	S.P.T. spol.s r.o.	CZECHIA	CID005068
TUNGSTEN	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
TUNGSTEN	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
TUNGSTEN	Smelter Not Listed	UZBEKISTAN	CID002660
TUNGSTEN	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
TUNGSTEN	Tungamoy Metals Inc.	KOREA, REPUBLIC OF	CID005248
TUNGSTEN	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993
TUNGSTEN	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
TUNGSTEN	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
TUNGSTEN	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
TUNGSTEN	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
TUNGSTEN	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662

Appendix B: 2025 Countries of Origin List
This list includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country of origin data obtained via the Company’s external party’s supply chain database. As noted in the Report, it is relevant to note that overreporting might occur which could result in this Appendix containing more countries of origin than those from which the Company’s components are potentially originated.

Country	Country	Country
ANDORRA	ITALY	SINGAPORE
AUSTRALIA	JAPAN	SOUTH AFRICA
AUSTRIA	KAZAKHSTAN	SPAIN
BELGIUM	KOREA, REPUBLIC OF	SWEDEN
BOLIVIA (PLURINATIONAL STATE OF)	KYRGYZSTAN	SWITZERLAND
BRAZIL	LITHUANIA	TAIWAN, PROVINCE OF CHINA
CANADA	MALAYSIA	TANZANIA, UNITED REPUBLIC OF
CHILE	MEXICO	THAILAND
CHINA	NETHERLANDS	TURKEY
COLOMBIA	NEW ZEALAND	UGANDA
CONGO, DEMOCRATIC REPUBLIC OF THE	NORWAY	UNITED ARAB EMIRATES
CZECHIA	PERU	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
ESTONIA	PHILIPPINES	UNITED STATES OF AMERICA
FRANCE	POLAND	UZBEKISTAN
GERMANY	PORTUGAL	VIET NAM
GHANA	RUSSIAN FEDERATION	ZIMBABWE
INDIA	RWANDA
INDONESIA	SAUDI ARABIA